Exhibit 99.1

Press Release

Azenta Announces the Addition of Three New Independent Directors Effective Immediately and New Initiative to Drive Value

William L. Cornog, Quentin Koffey and Alan J. Malus Add Deep Industry Expertise and Track Records of Shareholder Value Creation to the Board

Establishes Value Creation Committee of the Board Comprised of New Directors, CEO John Marotta, and Current Director Martin Madaus

Reaffirms Full-Year 2024 Financial Guidance

BURLINGTON, Mass., November 4, 2024 /PRNewswire/ -- Azenta, Inc. (Nasdaq: AZTA) (“Azenta” or “the Company”), today announced the appointment of three new independent directors to its Board.

William Cornog, former head of KKR Capstone, the portfolio operations team of KKR & Co., and Alan Malus, former Corporate Executive Vice President of Thermo Fisher, join as part of Azenta’s ongoing initiative to ensure a best-in-class Board that has resulted in significant Board refreshment in the past two years.

Also, as part of the Board’s process, Quentin Koffey, Founder, Managing Partner and Chief Investment Officer of Politan Capital Management (“Politan”), which owns 9.4% of Azenta common stock, joins as a Director. Azenta and Politan have entered into a cooperation agreement that provides for the addition of Mr. Koffey to the Board, among other matters.

“The addition of these new independent directors further demonstrates Azenta’s commitment to ensuring we have a well-rounded Board with the right mix of skillsets and experience. We are excited to welcome William, Quentin and Alan,” said Frank E. Casal, Chairman of Azenta’s Board of Directors. “Their diverse set of skills complement our Board’s existing strengths. William’s operational expertise leading companies to profitable growth, Quentin’s experience enhancing capital allocation, and Alan’s track record of fostering life sciences innovation will be invaluable as we continue our focus on expanding margins and enhancing profitability to further drive long-term shareholder value creation.”

“I am honored to join Azenta’s Board,” said Mr. Cornog. “Since becoming a standalone business, Azenta has built a strong foundation with a clear runway for growth, and the Company is poised to generate meaningful shareholder value.”

“As long-term investors in Azenta, we are confident the Company has significant opportunities ahead to unlock and drive shareholder value,” said Mr. Koffey. “We appreciate our constructive engagement with Azenta, and I look forward to collaborating with the Board and management to best position the Company for the future.”

“In the dynamic life sciences industry, Azenta has proven its commitment to innovate for customers,” said Mr. Malus. “I am thrilled to join the Board and help advance Azenta’s mission to enable impactful scientific breakthroughs faster.”

Azenta’s Board has established a new Value Creation Committee to, in consultation with senior management of the Company, assist and advise the Board in its responsibilities relating to long-term value creation, including growth and cost initiatives and high-level capital deployment. The initial members of the Value Creation Committee are William Cornog, Quentin Koffey, Martin Madaus, Alan Malus, and John Marotta and the committee will be chaired by William Cornog.

Azenta also reaffirms its full year 2024 financial guidance provided on August 6th, 2024.

As part of the cooperation agreement and to facilitate collaboration, Azenta and Politan have agreed to customary standstill, voting and other provisions. The cooperation agreement will be filed on a Form 8-K with the U.S. Securities and Exchange Commission.

About William L. Cornog

William L. Cornog is the former head of KKR Capstone, the portfolio operations team of KKR & Co. In addition to leading Capstone, Mr. Cornog chaired KKR’s portfolio management committees for the Americas, Europe, Asia, Infrastructure, Impact & Technology Growth and was a member of the Investment & Distribution and Valuation Committees. Currently, Mr. Cornog is a board member at Brightview Holdings Inc. (NYSE: BV) and LiveWire (NYSE:LVWR). He is Chairman of the Audit Committee and the Conflicts Committee of LiveWire.

About Quentin Koffey

Quentin Koffey is Founder, Managing Partner and Chief Investment Officer of Politan Capital Management. Prior to founding Politan in 2021, Mr. Koffey was a partner at Senator Investment group LP from 2019 to 2021, a Portfolio Manager for Strategic Investments at The D.E. Shaw Group from 2017 to 2019 and a Portfolio Manager at Elliott Management Corporation from 2010 to 2017.

About Alan J. Malus

Alan J. Malus is the former Corporate Executive Vice President of Thermo Fisher. Prior to that, Mr. Malus served as President, Laboratory Products and Services at Thermo Fisher. He has held various leadership positions and senior executive positions in finance, marketing, commercial development and operations since joining Thermo Fisher in 1998. Previously, Mr. Malus served as an independent director at PHC Holdings Corp., a global healthcare company, headquartered in Japan.

About Azenta Life Sciences

Azenta, Inc. (Nasdaq: AZTA) is a leading provider of life sciences solutions worldwide, enabling impactful breakthroughs and therapies to market faster. Azenta provides a full suite of reliable cold-chain sample management solutions and multiomics services across areas such as drug development, clinical research and advanced cell therapies for the industry's top pharmaceutical, biotech, academic and healthcare institutions globally. Our global team delivers and supports these products and services through our industry-leading brands, including GENEWIZ, FluidX, Ziath, 4titude, Limfinity, Freezer Pro, Barkey, and B Medical Systems.

Azenta is headquartered in Burlington, Massachusetts, with operations in North America, Europe, and Asia. For more information, please visit www.azenta.com.

"Safe Harbor Statement" under Section 21E of the Securities Exchange Act of 1934

Some statements in this release are forward-looking statements made under Section 21E of the Securities Exchange Act of 1934. These statements are neither promises nor guarantees but involve risks and uncertainties, both known and unknown, that could cause Azenta's financial and business results and the forward-looking statements in this release to differ materially from our expectations. These statements are based on the facts known to management at the time they are made. Forward-looking statements in this release include but are not limited to statements about: the three new independent directors appointed to the Board; the expected impact each new independent director may have on Azenta, including with respect to future shareholder value; Azenta’s future plans and expectations with respect to the Board; and the role and impact of the newly created Value Creation Committee of the Board. Factors that could cause results to differ from our expectations include the following: our ability to reduce costs effectively; the volatility of the life sciences markets Azenta serves; our possible inability to meet demand for our products due to difficulties in obtaining components and materials from our suppliers in required quantities and of required quality; the inability of customers to make payments to us when due; price competition; disputes concerning intellectual property; uncertainties in global political and economic conditions; and other factors and other risks, including those that we have described in our filings with the Securities and Exchange Commission, including but not limited to our Annual Report on Form 10-K, Current Reports on Form 8-K and our Quarterly Reports on Form 10-Q. As a result, we can provide no assurance that future results will not be materially different from the forward-looking statements in this release. Azenta expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statement to reflect any change in our expectations or any change in events, conditions, or circumstances on which any such statement is based. Azenta undertakes no obligation to update the information contained in this press release.

AZENTA INVESTOR CONTACTS:

Yvonne Perron
Vice President, Financial Planning & Analysis and Investor Relations
ir@azenta.com

Sherry Dinsmore
sherry.dinsmore@azenta.com

AZENTA MEDIA CONTACT:

Emily Claffey

FGS Global

Azenta@FGSGlobal.com